UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Act of 1934

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

MESA LABORATORIES, INC.

(Name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

SUPPLEMENT TO PROXY STATEMENT

Explanatory Note: This proxy statement supplement dated August 23, 2022 supplements the definitive proxy statement on Schedule 14A (together with subsequent supplements, the “Proxy Statement”) of Mesa Laboratories, Inc. (“Mesa” or the “Company”) dated July 14, 2022 and made available to shareholders in connection with the annual meeting of shareholders to be held on August 26, 2022. Except as specifically supplemented by the information contained in this supplement, all information set forth in the Proxy Statement continues to apply and should be considered in voting your shares.

In the Proxy Supplement dated August 19, 2022, on page 2, Mesa inadvertently indicated the incorrect year of grant for Mr. Owens’ special long-term equity award. The statement should read that a long-term equity award (the “Special Award”) was granted to Gary M. Owens, CEO, on October 28, 2021.